UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.-)
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
  Preliminary Proxy Statement
☐
  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒
  Definitive Proxy Statement
☐
  Definitive Additional Materials
☐
  Soliciting Material Pursuant to Rule §240.14a-12
VALUE LINE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
  No fee required.
☐
  Fee computed on table below per Securities Exchange Act Rules 14a-6(i) (1) and 0-11.
1.
  Title of each class of securities to which transaction applies:

2.
  Aggregate number of securities to which transaction applies:

3.
  Per unit price or other underlying value of transaction computed pursuant to Securities Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.
  Proposed maximum aggregate value of transaction:

5.
  Total fee paid:

☐
  Fee paid previously with preliminary materials.
☐
  Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.
  Amount Previously Paid:

2.
  Form, Schedule or Registration Statement No.:

3.
  Filing Party:

4.
  Date Filed:

VALUE LINE, INC.
485 Lexington Avenue
New York, New York 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:
Notice is hereby given that the Annual Meeting of the Shareholders of Value Line, Inc. (the “Company”) will be held on September 19, 2013, at 10:00 a.m. at the offices of Chadbourne & Parke LLP, located at 30 Rockefeller Plaza, New York, NY 10112 for the following purposes:
•
  Election of directors; and
•
  To transact such other business as may properly come before the meeting.
Shareholders of record at the close of business on August 2, 2013 will be entitled to notice of and to vote at the meeting and any adjournments thereof.
If you hold shares in your name and plan to attend the Annual Meeting, please bring your admission ticket included with the Proxy Statement as well as a form of government issued photo identification. If your shares are held indirectly in the name of a bank, broker or other nominee (in “street name”), please also request a letter or some other evidence of ownership from your bank, broker or other authorized representative, as well as proper authorization to you if you wish to vote your shares in person, and bring these documents to the Annual Meeting. Directions to the Annual Meeting may be obtained by sending an e-mail request to vlcr@valueline.com or calling 212-907-1500.
We urge you to vote on the business to come before the meeting by promptly executing and returning the enclosed proxy in the envelope provided or by casting your vote in person at the meeting.
By order of the Board of Directors
Howard A. Brecher
Chief Executive Officer & Chairman of
the Board of Directors
New York, New York
August 29, 2013

VALUE LINE, INC.
485 Lexington Avenue
New York, New York 10017

ANNUAL MEETING OF SHAREHOLDERS — SEPTEMBER 19, 2013

PROXY STATEMENT
The following information is furnished to each shareholder in connection with the foregoing Notice of Annual Meeting of Shareholders of Value Line, Inc. (“Value Line” or the “Company”) to be held on September 19, 2013. The enclosed proxy is for use at the meeting and any adjournments thereof. This Proxy Statement and the form of proxy are being mailed to shareholders on or about August 28, 2013.
The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company (the “Board”). A proxy executed on the enclosed form may be revoked by the shareholder at any time before the shares are voted by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person. The shares represented by all proxies which are received by the Company in proper form will be voted as specified. If no specification is made in a proxy, the shares represented thereby will be voted for the election of the Board’s nominees as Directors and in the best judgment of the individuals holding the proxies upon such other matters as may properly come before the meeting.
The expense in connection with the solicitation of proxies will be borne by the Company.
INFORMATION ABOUT VOTING
Only holders of Common Stock of record at the close of business on August 2, 2013 will be entitled to vote at the meeting. On that date, there were 9,850,705 shares of Common Stock outstanding, the holders of which are entitled to one vote per share.
Under the New York Business Corporation Law (the “BCL”) and the Company’s By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum of shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting, including abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Brokers may no longer use discretionary authority to vote shares of Common Stock held for clients on any of the matters to be considered at the Annual Meeting. Accordingly, it is important that, if your shares are held by a broker, you provide written instructions to your broker so that your vote with respect to the election of directors is counted.
At the Company’s annual meeting held on September 15, 2011, the shareholders voted that future non-binding shareholder advisory votes on executive compensation (“say-on-pay”) should occur every three years. The next advisory vote on say-on-pay will occur at the annual meeting to be held in calendar 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of August 2, 2013 as to shares of the Company’s Common Stock held by persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Arnold Bernhard & Co., Inc.(1) 485 Lexington Avenue New York, NY 10017	8,633,733	87.65%

(1)
  Jean B. Buttner owns all of the outstanding voting stock of Arnold Bernhard & Co., Inc. (“AB&Co.”).
The following table sets forth information as of August 2, 2013 with respect to shares of the Company’s Common Stock owned by each nominee for director of the Company, by each executive officer listed in the Summary Compensation Table, and by all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Howard A. Brecher	800	*
Stephen R. Anastasio	200	*
Mary Bernstein	200	*
Stephen Davis	200	*
Alfred Fiore	300	*
Glenn J. Muenzer	200	*
William Reed	500	*
All directors and executive officers as a group (7 persons)	2,400	*

*
  Less than one percent

CORPORATE GOVERNANCE
Role of the Board of Directors
Our Board plays an active role in overseeing management and representing the interests of shareholders. Directors are expected to attend Board meetings and the meetings of committees on which they serve. Directors are also in communication with management as needed between formal meetings. During the fiscal year ended April 30, 2013 (“fiscal 2013”), there were four meetings of the Board of Directors. Each director elected last year attended 100% of the meetings of the Board of Directors and of each committee on which they served during the fiscal year. The Company does not have a policy on attendance by directors at the Company’s Annual Meeting. Three members of the Board attended the 2012 Annual Meeting.
Board Leadership Structure
The Company’s current practice is to combine the roles of Chief Executive Officer (“CEO”) and Chairman. The Board has determined that combining these positions serves the best interests of the Company and its shareholders. Board oversight is enhanced by the fact that the Board’s key committees – Audit and Compensation – are comprised entirely of independent directors. The Board has not designated any independent director as the lead independent director.
The Board believes that the Company’s CEO is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board believes that the combined position of Chairman and CEO promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.
The Board’s Role in Risk Oversight
The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:
•
  The Audit Committee has primary responsibility for addressing reporting and control policies with management and the Company’s independent auditor, as appropriate, with respect to risk oversight including the Corporation’s major business and financial risk exposures, and providing the Board with advice and recommendations regarding the ongoing development of risk oversight and management policies that set out the respective roles and accountabilities of the Board, the Committee, and management. The policies cover the areas of risk oversight, compliance and control mechanisms, and assessment of effectiveness. The Audit Committee’s meetings include discussions of risk throughout the year.
•
  The Board’s other standing policy-making committee, which is the Compensation Committee, oversees risks associated with its area of responsibility. The Compensation Committee believes that risks arising from the Company’s existing compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.
•
  The Board also considers risks relating to the Company’s financial and strategic plans, in part by receiving regular reports from the heads of our principal business and corporate departments. These reports are provided in connection with regular Board meetings and are discussed with department heads at Board meetings.
Risk Consideration in Compensation Program
The Company’s primary business currently is producing investment research and related publications and making available copyright data. The Company’s business formerly included providing investment management services. Because compensation levels in the publishing industry are generally below those in the investment management business, the Company believes that its risks related to compensation have been somewhat reduced as a result of the deconsolidation of the investment management business on December 23, 2010. In addition, the Company believes that it does not face the same magnitude of risks associated with compensation for employees at financial services firms (where traders and others are routinely making decisions on transactions involving instruments with a high degree of risk).
Base salary has traditionally been the largest component of the Company’s compensation program for nearly all publishing business managers except the CEO, whose compensation is set by the Board based upon the recommendation of the Compensation Committee of the Company’s Board. Not only is base salary a fixed amount and thus inherently not subject to manipulation, but the fact that it represents a substantial portion of employees’ total compensation lessens the possibility that an employee will focus on incentives, such as variable bonuses, that might expose the Company to excessive risk.
The major facet of the Company’s compensation program for non-senior executive employees consists of base salary. Fewer than 20% of employees typically receive any additional cash compensation in the form of bonuses. These bonuses are awarded by the CEO following the completion of the fiscal year if it is determined that an employee’s compensation is not in parity with competing employers or if the employee has taken on additional work responsibilities, or if an employee, under the supervision of senior management, contributed in the reduction of Company costs or increased revenues or profits. Most often, these bonus awards are 10% or less of the recipients’ annual salary. Since review takes place after completion of a fiscal year, employees do not focus on isolated, fixed numerical goals that could lead them to take excessive risks. The Company believes the award process of thoughtful review following the fiscal period creates appropriate incentives to increase long-term shareholder value without unduly exposing the Company to manipulation of the incentive process or other material adverse risks. In the Company’s view, its incentive (bonus) program as an element of its compensation program is unlikely to create risks that could have a material adverse effect on the Company.
A few experienced sales representatives receive a substantial portion of their total compensation in the form of sales commissions. The Company believes its controls, including standard sales terms, fixed commission percentages, and careful accounting controls, prevent the commission plan from leading sales executives to take undue risks on behalf of the Company.
The Company recognizes that, under any incentive program, there is some level of risk that employees may attempt to manipulate the intent of the bonus program through excessive risk taking. The Company believes that because it is a relatively small organization with close interaction among senior executives and other managers, undue risk can be foreseen and avoided. Further, its internal controls and the structure of its incentive program mitigate this risk in the following ways:
•
  Base salary has been the principal component of the Company’s compensation program.
•
  The Board, based on the recommendation of the Compensation Committee, determines the base salary and incentive compensation award for the CEO.
•
  Incentive compensation decisions for all employees other than the CEO and sales representatives compensated with commissions employ multiple factors including subjective factors. The range of factors considered in determining bonus compensation discourages undue focus on any one metric so that employees are not motivated to try to manipulate a single metric in order to generate higher compensation.
•
  Financial performance measures used for bonus decisions include a mix of considerations that are in line with operating and strategic plans rather than being based solely on sales or revenue targets. These measures foster a culture in which employees understand that the evaluation of their achievements and bonus is unlikely to be materially affected by their own excessive risk taking.
•
  Bonus determinations are made after the completion of the fiscal year, which discourages employees from focusing on select fixed numerical goals that could lead them to take excessive risks during the course of the year and, in the Company’s view, creates appropriate incentives to increase long-term shareholder value without unduly exposing the Company to manipulation of the incentive process or other material adverse risks.

•
  The Company has a code of ethics and business conduct applicable to all of its employees, which is supported by a number of compliance or control mechanisms. The Company believes these measures help to create an atmosphere that discourages excessive risk taking.
•
  The Company does not have in place employment incentive agreements with the executive officers, and all employees are at-will. The Company believes that this discourages short-term risk taking as employees are exposed to risks of failure, as well as the rewards of success.
The foregoing represents a consensus view of management concerning the Company’s long-held compensation philosophy rather than the product of any formal procedure.
Identifying and Evaluating Nominees for Directors
The Company does not have a standing nominating committee and there is no written charter governing the nomination process. Nominations are made annually by the Board of Directors. The Board feels it is appropriate for the full Board to serve this function, noting that the Company has a relatively small Board.
The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which the Board evaluates persons recommended by directors or officers and persons recommended by shareholders in selecting Board nominees. The Board gives no special consideration to diversity in identifying director nominees. All current nominees for director were nominated by the Board.
To be considered in the Board’s selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least thirty (30) (but not more than sixty (60)) days prior to the shareholders’ meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided that if less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company as provided herein not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such persons that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder proposing such nomination and any other shareholders known by such shareholder to be supporting such nomination, and (ii) the class and number of shares which are beneficially owned by such shareholder. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.
Any shareholder or other interested party who desires to communicate with any director may do so by writing to the director, c/o Value Line, Inc., 485 Lexington Avenue, New York, NY 10017.

PROPOSAL 1. ELECTION OF DIRECTORS
Independent Directors
Our shares of Common Stock are quoted on the NASDAQ Global Market (“NASDAQ”). Mr. Davis, Mr. Fiore, Mr. Muenzer and Mr. Reed qualify as independent directors under the rules of NASDAQ, which preclude a finding of independence if the director is employed by the Company or has engaged in various types of business dealings with the Company. Although NASDAQ’s listing requirements generally require that a majority of the board of directors be comprised of independent directors, there is an exemption for “controlled companies,” which are companies of which more than 50% of the voting power is held by an individual, a group or another company. Because AB&Co., Inc. owns approximately 87.65% of the outstanding voting stock of the Company as of August 2, 2013, the Company is a “controlled company” and is not subject to this requirement.
In reaching its conclusion that each of Messrs. Davis, Fiore, Muenzer and Reed is independent, the Board determined that there were not any relationships that would interfere with the exercise of his respective independent judgment. The Board has established an Audit Committee which consists of Messrs. Davis, Fiore, Muenzer and Reed. All members of the Audit Committee are independent, as independence for audit committee members is defined in NASDAQ’s listing standards. The Audit Committee held four meetings during fiscal 2013 to discuss audit and financial reporting matters with both management and the Company’s independent public accountants.
The Board has determined that Mr. Muenzer is an “audit committee financial expert” (as defined in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and qualifies as an independent director under the rules of NASDAQ. The Board believes that the experience and financial sophistication of the members of the Audit Committee are sufficient to permit the members of the Audit Committee to fulfill the duties and responsibilities of the Audit Committee. All members of the Audit Committee meet the NASDAQ Stock Market’s audit committee financial sophistication requirements. The Board of Directors has adopted and annually reviewed a written charter for the Audit Committee. The Audit Committee charter is available on the Company’s website at http://www.valueline.com/about/.
The Board has also established a Compensation Committee consisting of Mr. Davis, Mr. Fiore, Mr. Muenzer and Mr. Reed. The Committee held two meetings following the close of fiscal year 2013 to consider the compensation of the CEO.

Information concerning the nominees for directors appears in the following table. Except as otherwise indicated, each of the following has held an executive position with the companies indicated for at least five years.

Nominee, Age as of June 30, 2013 and Principal Occupation	Director Since

Howard A. Brecher* (59). Chairman and Chief Executive Officer of the Company since October 2011; Acting Chairman and Acting Chief Executive Officer of the Company from November 2009 until October 2011; Chief Legal Officer; Vice President and Secretary of the Company from prior to 2005 until January 2010; Vice President and Secretary of the Value Line Funds from June 2008 until December 2010 (14 funds at December, 2010); Secretary of EAM LLC from February 2009 until December 2010; Director and General Counsel of AB&Co., Inc. since prior to 2005.Mr. Brecher has been an officer of the Company for more than 20 years. In addition to his current roles with the Company, he has also served as Secretary of the Company and as a senior officer of significant affiliates of the Company. Mr. Brecher is a graduate of Harvard College, Harvard Business School and Harvard Law School. He also holds a Master’s Degree in tax law from New York University.
1992
Stephen P. Davis (61). Managing Member, Davis Investigative Group, LLC since 2001. Mr. Davis served as a senior officer in the New York City Police Department and has successfully managed his own business servicing the financial services industry and other clients for more than 11 years.	2010
Alfred R. Fiore (57). Retired Chief of Police, Westport CT. As Chief, Mr. Fiore served as the senior official of a municipal department with both executive and budget responsibilities. He was Chief of Police, Westport CT from 2004 to 2011 and was a member of that Police Department for more than 33 years.	2010
Glenn J. Muenzer (56). Retired Special Agent, Federal Bureau of Investigation (the “FBI”). Mr. Muenzer served with the FBI from 1991 until his retirement in 2012. Mr. Muenzer is accomplished law enforcement professional with extensive law enforcement and financial investigative experience. Prior to joining the FBI, Mr. Muenzer was Vice President and Manager of Internal Audit at Thomson McKinnon Securities, Inc.; Assistant Vice President of Internal Audit at EF Hutton; Senior Auditor with Deloitte & Touche. Mr. Muenzer is a Certified Public Accountant.	2012
William E. Reed (68). President, W.E. Reed. Mr. Reed has successfully managed his own private business for more than 41 years, providing a spectrum of services to real estate owners and managers regionally.	2010

Stephen R. Anastasio* (54). Vice President of the Company since December 2010; Treasurer since September 2005 and Director since February 2010; Treasurer of each of the Value Line Funds from September 2005 to August 2008 (14 funds at August, 2008). Mr. Anastasio has been employed by Value Line, Inc. for more than 23 years. In addition to his current roles with the Company, he has served as Chief Financial Officer, Treasurer, Chief Accounting Officer and Corporate Controller of the Company. His relevant experience also includes being Treasurer of each of the Value Line Mutual Funds from 2005 to 2008. Mr. Anastasio is a graduate of Fairleigh Dickinson University and is a Certified Public Accountant.
2010
Mary Bernstein* (63). Director of Accounting of the Company since 2010; Accounting Manager of the Company from 2000 to 2010. Mrs. Bernstein holds an MBA Degree in accounting from Baruch College of CUNY and is a Certified Public Accountant. Mrs. Bernstein has been employed by Value Line, Inc. for more than 17 years.	2010

*
  Member of the Executive Committee of the Board of Directors.

Director Qualifications
When considering whether directors and nominees possess the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the directors’ individual histories set forth above. In particular, with regard to Mr. Brecher, the Board considered his nearly 20 years experience with the Company in both legal and operational roles, as well as his extensive knowledge of the Company’s product lines and operational structure. With regard to Mr. Davis, the Board considered that he is managing director of his own business serving a number of clients in financial services and other industries. With regard to Mr. Fiore, the Board considered that he served as the Chief of Police of Westport, Connecticut – responsible for overseeing law enforcement activities and managing a highly visible and critical governmental function with all of its attendant legal, financial and operational concerns. With respect to Mr. Muenzer, who serves as financial expert on the Audit Committee, Mr. Muenzer has extensive financial investigative and supervisory experience with the FBI in New York and as a Certified Public Accountant and internal audit executive. With respect to Mr. Reed, the Board considered that he has managed a successful service industry business for more than 40 years. The Board considered that Mr. Anastasio had more than 20 years experience with the Company in his roles as Corporate Controller, CFO and Treasurer. The Board also considered that Mr. Anastasio is a Certified Public Accountant with extensive knowledge of corporate taxation regulations. Mrs. Bernstein has been Accounting Manager or Director of Accounting with the Company for more than 11 years and is a Certified Public Accountant who has focused on the Company’s operational and reporting areas.
The Board of Directors recommends that you vote “For” each of the nominees for director set forth in this proposal. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary vote. Each nominee shall be elected by a majority of the votes cast with respect to the election of such nominee. Abstentions and “broker non-votes” (see “Information About Voting” above in this Proxy Statement) do not count as votes cast “For” or “Against” the nominee’s election.
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended April 30, 2013, 2012 and 2011 of the executive officers of the Company. As of the end of fiscal 2013, the Company has two executive officers, Messrs. Brecher and Anastasio, each of whom is included in the table below. Messrs. Brecher and Anastasio are collectively referred to elsewhere in this Proxy Statement as the Company’s “Named Executive Officers.”

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	All Other Compensation (a)($)	Total ($)
Howard A. Brecher Chairman, CEO, President(b)	2013	400,000	300,000	8,600	708,600
	2012	275,000	371,250	9,000	655,250
	2011	91,070	416,516	4,553	512,139
Stephen R. Anastasio Vice President and Treasurer	2013	275,000	120,000	8,600	403,600
	2012	275,000	120,000	9,000	404,000
	2011	184,520	170,000	9,226	363,746

(a)
  Employees of the Company are members of the Profit Sharing and Savings Plan (the “Plan”). The Plan provides for a discretionary annual contribution out of net operating income which is (subject to legal limitations) proportionate to the salaries of eligible employees. The Company made contributions for fiscal 2013, fiscal 2012 and fiscal 2011. Each employee’s interest in the Plan is invested in such proportions as the employee may elect in shares of one or more of the investment funds which are available for investment by Plan participants. Contributions under the Plan vest in accordance with a schedule based upon the employee’s length of service and are payable upon request at the time of the employee’s retirement, death, total disability, or termination of employment. The amounts in the “All Other Compensation” column represent the Named Executive officer’s proportionate interest in Company contributions for the relevant fiscal years.
(b)
  Mr. Brecher was appointed Chairman and CEO in October 2011.

Compensation of Directors
A director who is also an employee of the Company receives no compensation for his or her service on the Board in addition to that compensation which he receives as an employee. A director who is not an employee of the Company is paid a director’s fee of $25,000 per year. Members of the Audit Committee are paid an additional fee of $15,000 per year, while the Chairman of the Audit Committee is paid $20,000 per year. Compensation for other committee service is determined by the Board from time to time. The following table shows the amount of fees paid to all non-employee directors during fiscal 2013.

Name	Fees Earned or Paid in Cash ($)
Stephen Davis	$45,000
Alfred Fiore	$45,000
Glenn J. Muenzer	$35,000
William Reed	$45,000
Each of Messrs. Davis, Fiore, Muenzer and Reed serves on both the Audit Committee and the Compensation Committee of the Board.
Certain Relationships and Related Party Transactions
Transactions with Related Persons
Since May 1, 2012, the Company did not participate, and at the date of this Proxy Statement does not propose to participate, in any transaction in which any of the directors, executive officers, any beneficial owner of more than 5% of the Company’s common stock, nor any of their immediate family members, had a material direct or indirect interest, except that the Company was reimbursed $220,000 for payments it made on behalf of and services it provided to AB&Co., which reimbursement was reviewed and approved by the Company’s Board of Directors. In addition, none of the directors or executive officers of the Company or any of their immediate family members is or has been indebted to the Company.
AB&Co. utilizes the services of officers and employees of the Company to the extent necessary to conduct its business. The Company and AB&Co. allocate costs for office space, equipment and supplies and staff pursuant to a servicing and reimbursement arrangement. At April 30, 2013, the Company held no receivable due from AB&Co. In addition, the Company is included in the consolidated federal income tax return filed by AB&Co. and pays to AB&Co. an amount equal to the Company’s liability as if it filed a separate federal income tax return. A tax-sharing arrangement allocates the tax liabilities of the two companies between them. For fiscal 2013, the Company made payments to AB&Co. for federal income taxes amounting to $1,877,000.
Policies with Respect to Transactions with Related Persons
The Company has adopted a Code of Business Conduct and Ethics which sets forth legal and ethical standards of conduct for all directors, officers and employees of  the Company. The Code of Business Conduct and Ethics describes the Company’s policy on conflicts of interest and is available on the Company’s website located  at www.valueline.com/about/code_of_ethics.aspx. Pursuant to the Code and Company policy, the Board will review all related party transactions as provided in the policy.
The Code requires approval or ratification by the Audit Committee of any transaction directly or indirectly involving any “Related Party” that would need to be disclosed under Item 404 (a) of the SEC’s Regulation S-K. Under Item 404 (a), the Company is required to disclose any transaction occurring since the beginning of the Company’s last fiscal year, or any currently proposed transaction, involving the Company where the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest, other than transactions generally available to all employees. “Related Party” includes a director (which term includes any director nominee), a named executive officer, i.e., CEO, CFO, and three other officers in the proxy statement compensation table, a person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, or a person known by the Company to be an immediate family member of any of the foregoing.

All Related Party transactions since the beginning of fiscal 2013 were approved consistent with the Code and Company policy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of its equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than ten percent shareowners are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.
Based on the Company’s review of the copies of such forms that it has received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements during fiscal 2013.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors is comprised of the independent directors whose names appear at the end of this report. Management is responsible for Value Line’s internal controls and the financial reporting process. Value Line’s independent registered public accounting firm is responsible for performing an independent audit of Value Line’s annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and review these processes and the activities of Value Line’s independent registered public accounting firm. The Audit Committee members are not acting as professional accountants or auditors, and their responsibilities are not intended to duplicate or certify the activities of management and the independent registered public accounting firm or to certify the independence of the independent registered public accounting firm under applicable rules.
In this context, the Audit Committee has met to review and discuss Value Line’s audited consolidated financial statements as of April 30, 2013 and for the fiscal year then ended, including Value Line’s specific disclosure under management’s discussion and analysis of financial condition and results of operations and critical accounting estimates, with management and with Horowitz & Ullmann, P.C., Value Line’s independent registered public accounting firm. The Audit Committee has discussed with Horowitz & Ullmann, P.C., the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).
Horowitz & Ullmann, P.C. provided a report to the Audit Committee describing Horowitz & Ullmann, P.C.’s internal quality-control procedures and related matters. Horowitz & Ullmann, P.C. also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Horowitz & Ullmann, P.C.’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Horowitz & Ullmann, P.C. the firm’s independence. When considering the independence of Horowitz & Ullmann, P.C., the Audit Committee considered, among other matters, whether Horowitz & Ullmann, P.C.’s provision of non-audit services to Value Line is compatible with maintaining the independence of Horowitz & Ullmann, P.C.
Based on the reviews and discussions with management and Horowitz & Ullmann, P.C. referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements as of April 30, 2013 and for the fiscal year then ended be included in Value Line’s Annual Report on Form 10-K for such fiscal year. Horowitz & Ullmann, P.C. was also selected as Value Line’s independent registered public accounting firm for the fiscal year 2014.
Stephen Davis
Alfred Fiore
Glenn J. Muenzer
William Reed
Audit Committee
of the Board of Directors

Audit and Non-Audit Fees
The following table illustrates for the fiscal years ended April 30, 2013 and 2012, the fees paid to the Company’s independent auditor, Horowitz & Ullmann P.C., for services provided:

	2013	2012
Audit fees	$134,000	$159,260
Audit-related fees	—	35,145
Tax fees	76,430	144,465
Total fees	$210,430	$338,870
In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid Horowitz & Ullmann, P.C. for professional services for the audit of the Company’s consolidated financial statements for the fiscal years ended April 30, 2013 and 2012 included in Form 10-K and the review of consolidated condensed financial statements included in Form 10-Qs and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.
The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors and monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors and fees charged. All audit and permissible non-audit services in fiscal 2013 and fiscal 2012 were pre-approved pursuant to these procedures.
COMPENSATION COMMITTEE REPORT
The Company’s executive compensation program is designed to promote the Company’s attraction and retention of capable and experienced executives, to reward successful divisional and corporate performance and to appropriately compensate executives who contribute to the operations and long-term profitability of the Company. The following guidelines have been established to carry out this policy:
(a)
  Base salaries and bonuses should be maintained at levels consistent with competitive market compensation; and
(b)
  A portion of the executive compensation should reflect the performance of the Company and the individual.
The Compensation Committee process has been consistent for a number of years. After the close of the fiscal year, a compensation consultant is engaged. The consultant determines a group of peer companies to which the consultant and the Committee refer in evaluating the performance and the compensation of the Chief Executive Officer. The Company employs the same peer group when it presents total shareholder return in reference to a peer group as well as in reference to a standard index. In light of this established process, more details of which are included in this Proxy Statement in the Compensation Discussion and Analysis, the Committee, which consists only of independent directors, has not found it necessary to adopt a formal charter for its activities.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and has recommended to the Board that it be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013 filed with the SEC.
Stephen Davis
Alfred Fiore
Glenn J. Muenzer
William Reed
Compensation Committee
of the Board of Directors

COMPENSATION DISCUSSION AND ANALYSIS
Scope
The Compensation Committee recommends the structure and level of compensation of the Chief Executive Officer to the Board of Directors, which votes on the recommendations of the Committee. The Committee has not delegated authority over its process to other persons.
Procedure and Process Considerations
In considering its 2013 recommendations, the Committee engaged Steven Hall & Partners (the “Hall Firm”), a nationally recognized executive compensation consulting firm with over 30 years of experience, to advise it. Following discussions with the Committee at the time of engagement, the Hall Firm is asked to evaluate and construct a peer group of comparable companies which is used by the consultant and Committee to evaluate the CEO’s compensation in the context of Company and peer group financial indicators, compensation awarded by the peer firms, and other factors. While no formal guidelines exist, members of the Board and executive officers are generally encouraged to hold at least a nominal amount of Company stock. In no case does the Company hedge, limit or protect any shareholder from risk of loss on such ownership of Common Stock.
The consultant firm relies primarily on its extensive experience and large databases of relevant financial and compensation information, regarding both peer group companies and firms included in broad-based study groups. Personnel of the Company are available to assist the Committee and consultant upon request. The CEO and all officers of the Company are available to answer questions of the consultant, who is a senior principal of the firm engaged by the Committee.
Company personnel are not involved in recommending or deciding the level or structure of the CEO’s compensation as recommended by the Compensation Committee.
The consultant completes a written report which presents in detail the compensation programs of the peer group as well as indications from broad compensation surveys to which the Hall Firm has access. In addition, the report may review and assist in evaluation of the challenges, achievements, and overall performance of the CEO. The consultant then meets in executive session with the Compensation Committee, prior to their determination of their recommendations to the Board, to discuss the report and address any matters of interest to the Committee. The consultant may recommend a bonus or other compensation award, or indicate the competitive range of compensation based on its findings in regard to the peer group companies. The consultant is also asked to discuss the current and possible alternative structural approaches to the CEO’s compensation program. The consulting firm’s representative met in person with the full Compensation Committee in July 2013, following earlier telephonic discussions. No conflict of interest was raised by the work of the Hall Firm.
Components of Compensation
The central objective of the Company’s compensation program is to attract and retain executives with attributes and skills suitable to the requirements of the Company’s business. Toward this end, the compensation program provides for overall compensation which is competitive with other firms, prevents undue turnover of personnel, and permits the Company to attract a suitable candidate pool for job openings. Throughout the year, management is in contact with recruiters, applicants for employment and other sources that give the Company, on an ongoing basis, insight into compensation policies of other companies.
Increases in the base salary component of compensation incentivize and reward employees to improve their skills and work effectively with peers, and take into account the long term success of the Company as a whole. The cash bonus program, while also taking into account the firm as a whole, allows the CEO to reward outstanding efforts to increase enterprise value through innovations and execution in business development and efficiency.
Accordingly, the compensation program rewards efforts to achieve the departmental and company-wide goals that are agreed upon between managers and senior executives.

Like other firms, Value Line sets compensation as a mix of base salary, generally applicable employee benefits, and cash bonuses. Value Line has not for many years included any stock awards in the compensation of any executives.
The bonuses are set on the basis of multiple position requirements, which cannot be numerically or equally weighted. These are communicated through formal job descriptions; periodic formal and informal meetings; and formal and informal goal-setting, timetables, and discussions of objectives.
Executives of significant operational departments are responsible to develop and present specific goals and to provide updates during the fiscal year. Such goals are not predominantly fixed numerical goals, but more often include non-quantitative objectives such as developing customers; upgrading staff; improving product quality; or replacing inefficient processes.
By considering the compensation of competitive employers, and the degree of success of an executive; achievement of corporate quantitative, qualitative and competitive objectives; and the progress of the business in light of market and economic conditions, the CEO determines individual bonuses and base salary increases.
Base salaries for Named Executive Officers other than Mr. Brecher are set with the objective of achieving parity with other organizations with which the Company competes for talent, taking into account the executives’ particular skills. While management does not adhere to fixed formulas or inflexible numerical criteria, compensation takes into account the industry and regional norms in formulating the amount of base compensation and bonus. In addition, the Company includes many variable factors including responsibilities, work ethic, specialized knowledge and skills and other qualitative factors.
With regard to incentive compensation for other executives, the Company’s bonus awards are determined by the CEO after a review of the employee’s annual accomplishments on behalf of the business. This includes review of the executive’s responsibilities and contribution and leadership in reducing company costs or increasing revenues and profits. The Company believes the award process creates appropriate incentives to increase long-term shareholder value without unduly exposing the Company to material adverse risks. Directors’ compensation is based on internal discussions with experienced outside advising and is intended to attract and retain suitable directors by offering compensation competitive with other firms of the Company’s size and complexity.
Base Salary
Base salaries for the Company’s executives take into account the compensation policies of similar companies competing in the businesses in which the Company is engaged.
Annual Incentive Compensation Plan
Bonus payments are awarded to executives based upon competitive market conditions, individual performance and the success of the Company. The performance of the Company and its departments and attainment of individual/departmental goals and objectives are generally given approximately equal weighting in determining bonuses paid to executive officers. The Company’s compensation approach takes into account a full range of the criteria important to the Company’s long-term strategies, rather than relying on inflexible numerical performance targets.
Chief Executive Officer Compensation
Current Compensation
For Fiscal 2013, Mr. Brecher’s base salary was set at $400,000, with a bonus award of $300,000 [Value Line does not have a long-term incentive program.]
Fiscal 2013 Incentive Compensation Determinations
As part of its responsibilities, the Compensation Committee engaged the Hall Firm. The Committee enquired into the independence of the Hall Firm and established that the firm does no work for the Company or any affiliate, apart from its assignment from the Committee in regard to CEO compensation. Revenues for the Hall Firm derived from the Company, constitute less than 5% of the overall business of the Hall Firm.

At the request of the Compensation Committee, the Hall Firm once again evaluated Mr. Brecher’s compensation in comparison with compensation at the peer group of other corporations in the publishing and information industries developed by the Hall Firm. This comparator group consists of six comparators that are similar in size, industry and scope to Value Line, and which are believed to be appropriate for making pay level determinations (the “Core Peer Group”). Given the limited number of companies in the Core Peer Group, the Hall Firm also reviewed and presented data for five additional companies (“Supplemental Companies”) which are similar to Value Line from an industry perspective, but which were deemed to be too large to serve as part of the Core Peer Group. In conjunction with the Core Peer Group, these five additional companies form the Full Review Group.
The 2013 Core Peer Group and Supplemental Companies, collectively the Full Review Group, are provided below.

Core Peers	Supplemental Companies
Autobytel, Inc.	Courier Corp.
Daily Journal Corp.	Forrester Research, Inc.
Market Leader, Inc.	Harris Interactive, Inc.
National Research Corp.	Martha Stewart Living Omnimedia, Inc.
Reis, Inc.	Morningstar, Inc.
TheStreet, Inc.
At the Compensation Committee’s request, the Hall Firm prepared a compensation study which incorporated data derived from the Core Peer and Full Review Groups of comparator companies, supplemented with additional data derived from specialized surveys. This study showed that the CEO’s total compensation is positioned between the 25th percentile (lowest quarter) and the median of the competitive compensation marketplace. The consultant also interacted with the Compensation Committee and used various aspects of the peer group’s performance and compensation in assisting the Committee to arrive at its conclusions.
No precise formula or single approach or benchmark was determinative of Mr. Brecher’s compensation. The Hall Report was only one of the factors utilized by the Committee in setting the compensation of the CEO. The Committee also noted Mr. Brecher’s strong leadership and many accomplishments in fiscal 2013, the increase in circulation, record sales in the institutional services segment, progress with cost savings initiatives and the negotiation of a new corporate office lease.
After extensive consideration, taking into account the financial and market circumstances, and Mr. Brecher’s significant accomplishments during fiscal 2013, the Committee recommended that Mr. Brecher’s fiscal 2013 bonus compensation be $300,000. For fiscal 2014, the Committee recommended that Mr. Brecher’s base salary continue at $400,000 and the target bonus opportunity be $325,000 (approximately 81% of base salary).
Advisory Vote on Executive Compensation
At the annual meeting held on September 15, 2011, the Company conducted an advisory vote on the compensation of the Named Executive Officers and shareholders determined that future advisory votes on executive compensation would be held every three years. These votes are not binding on the Company, the Board, or the Compensation Committee.
At the 2011 Annual Meeting, 99.6% of the votes cast on the advisory vote on executive compensation proposal were in favor of the Named Executive Officer compensation as disclosed in the Proxy Statement, and as a result the Named Executive Officer compensation was approved. The 99.6% vote in favor includes the stock ownership of AB&Co. However, when shares held by AB&Co. and by the directors and executive officers of the Company are excluded from the total votes and the votes “for” the compensation of the Named Executive Officers, the shares of Common Stock that voted “against” the compensation of the Named Executive Officers amounted to approximately 4.6% of the shares of Common Stock voted on the executive compensation proposal at the meeting. The Board and Compensation Committee reviewed these final vote results together with the other factors and data discussed in this Compensation Discussion and

Analysis and determined that, given the significant level of support of the Company’s approach to compensation by the broader range of shareholders, no changes to the Company’s executive compensation policies and decisions were necessary. However, the Company regularly reviews its executive compensation philosophy.
To the extent there is a significant vote against the compensation of the Named Executive Officers, the Company will consider the shareholders’ concerns and the Compensation Committee will evaluate what actions may be necessary to address those concerns.
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
The names of the members of the Compensation Committee at the conclusion of the fiscal year ended April 30, 2013 are set forth above at the end of the Compensation Committee Report. Each member is an independent director of the Company. The Company is not aware of any interlocks to report.
The Compensation Committee Report, the Report of the Audit Committee and the Comparative Five-Year Total Return graph appearing in the annual report to shareholders shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C of the Regulations of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to the liabilities of Section 18 of the Exchange Act.
INDEPENDENT AUDITORS
The independent registered public accounting firm selected by the Board of Directors to audit the Company’s books and records for the 2014 fiscal year is the firm of Horowitz & Ullmann, P.C., which firm also audited the Company’s books and records for the fiscal year ended April 30, 2013. It is not expected that a representative of Horowitz & Ullmann, P.C. will be present at the 2013 Annual Meeting.
SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING
In accordance with the rules of the SEC, Shareholder proposals intended for presentation at the 2014 Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than May 1, 2014. The Company’s By-Laws contain other procedures for proposals to be properly brought before an annual meeting of shareholders. To be timely, a shareholder must have given written notice of a proposal to the Chairman of the Board of Directors with a copy to the Secretary and such notice must be received at the principal executive offices of the Company not less than thirty (30) (nor more than sixty (60)) days prior to the scheduled annual meeting; provided, however, that if less than forty (40) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder on the date of such shareholder notice and (iv) any material interest of the shareholder in such proposal.
FORM 10-K ANNUAL REPORT
Any shareholder who desires a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013 filed with the SEC may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary of the Company at 485 Lexington Avenue, New York, New York 10017. Exhibits may also be requested, at a charge equal to the reproduction and mailing costs.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 19, 2013
In addition to mailing them to all record holders and shareholders who hold in “street name” and do not object to use of their address to receive this mailing, the proxy statement and annual report to shareholders are available at http://www.shareholdermaterial.com/ValueLine.
GENERAL
The Board of Directors is not aware of any business to come before the meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if any other business is properly brought before the meeting, it is the intention of the persons directed to vote the shareholders’ stock to vote such stock in accordance with their best judgment.
The Company is mailing its Annual Report for the fiscal year ended April 30, 2013 to shareholders together with this Proxy Statement.

ANNUAL MEETING OF SHAREHOLDERS OF

VALUE LINE, INC.

September 19, 2013

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

20700000000000000000 1 091913

1. ELECTION OF NOMINEES AS DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

- ○ H.A. Brecher
- ○ S.R. Anastasio
- ○ M. Bernstein
- ○ W. Reed
- ○ A. Fiore
- ○ S. Davis
- ○ G.J. Muenzer

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

ANNUAL MEETING OF SHAREHOLDERS OFVALUE LINE, INC.September 19, 2013IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALSFOR THE ANNUAL SHAREHOLDERS' MEETING TO BE HELD ON September 19, 2013:Copies of this Proxy Statement, the form of the Proxy and our 2013 Annual Report to Shareholders are available online athttp://www.shareholdermaterial.com/ValueLinePlease sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Shareholder Date: Signature of Shareholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.1. ELECTION OF NOMINEES AS DIRECTORS:O H.A. BrecherO S.R. AnastasioO M. BernsteinO W. ReedO A. FioreO S. DavisO G.J. MuenzerTHIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNEDSHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED"FOR" THE ELECTION OF NOMINEES AS DIRECTORS.FOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:NOMINEES:PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x--------------- Please detach along perforated line and mail in the envelope provided. ----------------20700000000000000000 1 091913

014475VALUE LINE, INC.485 LEXINGTON AVENUENEW YORK, NY 10017THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby authorizes and directs Howard A. Brecher and Stephen R. Anastasioand each of them, with full power of substitution, to vote the stock of the undersigned at the AnnualMeeting of Shareholders of VALUE LINE, INC. on September 19, 2013, or at any adjournmentsthereof as hereinafter specified and, in their discretion, to vote according to their best judgmentupon such other matters as may properly come before the meeting or any adjournments thereof.(Continued and to be signed on the reverse side)ADMISSION TICKETVALUE LINE, INC.Annual Meeting of ShareholdersSeptember 19, 201310:00 a.m. Local TimeChadbourne & Parke LLP30 Rockefeller PlazaNew York, NY 10112If you attend the Annual Meeting of Shareholders,please bring this Admission Ticket as wellas a form of government issued photo identification.